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                                                                    EXHIBIT 10.3

                           INVESTORS' RIGHTS AGREEMENT

     This Investors' Rights Agreement (the "AGREEMENT") is entered into as of July 1, 2002 (the "EFFECTIVE DATE") by and among 24/7 Real Media, Inc., a Delaware corporation (the "COMPANY"), Merchant Partners LLC, a California limited liability company ("MPLLC"), and the persons and entities listed on EXHIBIT A attached hereto (the "PURCHASERS"). For the avoidance of doubt, MPLLC is not a Purchaser hereunder.

                                    RECITALS

     A. The Purchasers have agreed to purchase from the Company, and the Company has agreed to sell to the Purchasers, shares of the Company's Series A Convertible Preferred Stock, par value $0.01 per share (the "SERIES A STOCK") and Series A-1 Nonvoting Convertible Preferred Stock, par value $0.01 per share (the "SERIES A-1 STOCK" and, collectively with the Series A Stock, the "PREFERRED STOCK"), and accompanying warrants (the "WARRANTS") to purchase shares of the Company's Common Stock, par value $0.01 per share (the "COMMON STOCK") on the terms and conditions set forth in that certain Series A and Series A-1 Preferred Stock and Common Stock Warrant Purchase Agreement, dated as of July 1, 2002, by and among the Company and the Purchasers, as such agreement may be amended from time to time (the "PURCHASE AGREEMENT").

     B. In connection with the Purchase Agreement, the Company has agreed to issue to MPLLC a warrant to purchase shares of Common Stock (the "MPLLC WARRANT").

     C. The Purchase Agreement provides that the Purchasers shall be granted certain information, registration and participation rights, and MPLLC shall be granted certain registration rights, all as more fully set forth herein.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

     1.   INFORMATION RIGHTS.

          1.1 SEC FILINGS. The Company covenants and agrees that, commencing on the Effective Date, for so long as any Purchaser holds shares of Series A Stock issued under the Purchase Agreement or issued pursuant to the conversion of Series A-1 Stock issued under the Purchase Agreement, the Company will timely file all reports required under the Exchange Act of 1934, as amended (the "EXCHANGE ACT").

          1.2 BUDGET AND FINANCIAL INFORMATION. The Company covenants and agrees that, commencing on the Effective Date, for so long as a Purchaser holds at least twenty-five percent (25%) of all the shares of Series A Stock originally issued to the Purchasers from time to time under the Purchase Agreement and upon conversion of Series A-1 Stock originally issued under the Purchase Agreement (such share number to be proportionately adjusted to reflect any stock splits and combinations, stock dividends, recapitalizations and the like with respect to the Series A Stock) (such Purchaser, a "MAJOR PURCHASER"), the Company will furnish to each such Major Purchaser the financial statements (including unaudited financial statements), operating

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plans and budgets (including any amendments thereto), and other financial and business information materials that the Company distributes to nonemployee members of the Board of Directors of the Company (the "BOARD") or any committee thereof, as and when such materials are distributed to such nonemployee Board or committee members; PROVIDED that the Company shall not be required to deliver such materials to a Major Purchaser to the extent that: (i) the distribution of such materials to such Major Purchaser would waive the Company's attorney-client privilege, or (ii) the Board reasonably determines that such materials are sensitive and highly confidential and that the Company would be materially harmed by disclosure of such materials to such Major Purchaser; PROVIDED, FURTHER, that distribution of such materials to a Board member that is an officer or employee of such Major Purchaser shall satisfy the requirements of this Section 1.2 as to such Major Purchaser.

          1.3 CONFIDENTIALITY; NON-PUBLIC INFORMATION. Each Major Purchaser agrees to hold all information received pursuant to this Section 1 in confidence, and not to use or disclose any of such information to any third party, except to the extent such information may be made publicly available by the Company. Each Major Purchaser agrees that it will not trade the Company's securities if it has non-public Company information that could be material.

          1.4 INSPECTION RIGHTS. The Company shall permit each Major Purchaser, at such Major Purchaser's request and expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all in a reasonable manner and at such reasonable times as may be requested by such Major Purchaser.

     2.   REGISTRATION RIGHTS.

          2.1  DEFINITIONS. For purposes of this Section 2:

               (a) REGISTRATION. The terms "REGISTER," "REGISTRATION" and "REGISTERED" refer to a registration effected by preparing and filing a registration statement in compliance with the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT"), and the declaration or ordering of effectiveness of the S-3 Registration Statement.

               (b) REGISTRABLE SECURITIES. The term "REGISTRABLE SECURITIES" means:

                    (1) all the shares of Common Stock of the Company issued or issuable upon the conversion of any shares of Series A Stock: (A) issued or issuable under the Purchase Agreement or (B) issued or issuable upon conversion of the Series A-1 Stock issued under the Purchase Agreement, that are now owned or may hereafter be acquired by any Purchaser or any Purchaser's permitted successors and assigns;

                    (2) all the shares of Common Stock of the Company issued or issuable upon exercise of any Warrants issued or issuable under the Purchase Agreement, that are now owned or may hereafter be acquired by any Purchaser or any Purchaser's permitted successors and assigns;

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                    (3)  all the shares of Common Stock of the Company issued or issuable upon exercise of the MPLLC Warrant, that are now owned or may hereafter be acquired by MPLLC or MPLLC's permitted successors and assigns; and

                    (4) any shares of Common Stock of the Company issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, all such shares of Common Stock described in clauses (1), (2) and (3) of this subsection 2.1(b); EXCLUDING in all cases, however, any Registrable Securities sold by a person in a transaction in which rights under this Section 2 are not assigned in accordance with this Agreement or any Registrable Securities sold to the public or sold pursuant to Rule 144 promulgated under the Securities Act.

               (c) REGISTRABLE SECURITIES THEN OUTSTANDING. The number of shares of "REGISTRABLE SECURITIES THEN OUTSTANDING" shall mean the number of shares of Common Stock which are Registrable Securities that are then (1) issued and outstanding or (2) issuable pursuant to the exercise or conversion of then outstanding and then exercisable or convertible and qualifying options, warrants or convertible securities.

               (d) HOLDER. The term "HOLDER" means any person owning of record Registrable Securities or any assignee of record of such Registrable Securities to whom rights set forth herein have been duly assigned in accordance with this Agreement; PROVIDED, HOWEVER, that for purposes of this Agreement, a record holder of shares of Series A Stock convertible into such Registrable Securities, a record holder of shares of Series A-1 Stock convertible into shares of Series A Stock that are convertible into such Registrable Securities, and a record holder of Warrants or the MPLLC Warrant exercisable into such Registrable Securities, shall each be deemed to be the Holder of such Registrable Securities; and PROVIDED FURTHER, that the Company shall in no event be obligated to register shares of Series A Stock, Series A-1 Stock, Warrants, or the MPLLC Warrant, and that Holders of Registrable Securities will not be required to convert or exercise their shares of Series A Stock, Warrants or the MPLLC Warrant into Common Stock (or convert their shares of Series A-1 Stock into shares of Series A Stock), in order to exercise the registration rights granted hereunder, until immediately before the closing of the offering to which the registration relates.

               (e) FORM S-3. The term "FORM S-3" means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

               (f) SEC. The term "SEC" means the U.S. Securities and Exchange Commission.


               (g) STOCKHOLDER APPROVAL DATE. The term "STOCKHOLDER APPROVAL DATE" means the first to occur of: (A) the first date that shares of Series A-1 Stock convert into Series A Stock; and (B) October 15, 2002.

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          2.2  MANDATORY FORM S-3 REGISTRATION.

               (a) SHELF REGISTRATION. On or before the thirtieth (30th) day after the Stockholder Approval Date, the Company shall file with the SEC a registration statement on Form S-3, and any related qualification or compliance, with respect to the sale or distribution by the Holders on a delayed or continuous basis of all of the Registrable Securities (the "SHELF REGISTRATION"); PROVIDED, HOWEVER, that the Company shall not be obligated to effect such registration, qualification or compliance pursuant to this Section
2.2 in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance. The Company shall use commercially reasonable efforts to have the Shelf Registration declared effective by the SEC as promptly as practicable; PROVIDED, that in the event the Company receives notice from the SEC that the Shelf Registration will not be subject to SEC review, the Company shall have the S-3 Registration Statement declared effective as soon as possible following receipt of such notice from the SEC; PROVIDED, FURTHER, that in the event the Shelf Registration is reviewed by the SEC, the Company shall work diligently to resolve any SEC comments in favor of the Company as soon as possible and, following receipt of notice from the SEC that all such comments are resolved, will have the Shelf Registration declared effective as soon as possible thereafter; and PROVIDED, FURTHER, that in no event shall the Shelf Registration be declared effective later than the date that any other registration statement filed by the Company after the Effective Date is declared effective (other than any registration statement relating to any Company employee benefit plan or any registration statement filed by the Company on Form S-4 that is not reviewed by the SEC). The Company shall leave the Shelf Registration in effect until the earlier of: (A) the date on which all Registrable Securities shall either (i) have been registered under the Securities Act and been disposed of, or (ii) be, in the reasonable opinion of counsel to the Company that has been delivered to the applicable Holders, saleable in a three (3) month period by the current Holders thereof without registration under the Securities Act pursuant to Rule 144 under the Securities Act; or (B) the date three (3) years from the date on which the Shelf Registration is declared effective by the SEC (the "SHELF TERMINATION DATE").

               (b) EFFECT OF FAILURE TO FILE REGISTRATION STATEMENT AND DELAY IN OR FAILURE TO MAINTAIN EFFECTIVENESS OF REGISTRATION STATEMENT. If (i) the Company fails to file the Shelf Registration with the SEC covering the resale of all Registrable Securities on or before the thirtieth (30th) day after the Stockholder Approval Date, (ii) the Shelf Registration is not declared effective by the SEC on or before the date that is 270 days after the Stockholder Approval Date, or (iii) on any day prior to the Shelf Termination Date and after the Shelf Registration has been declared effective by the SEC, sales of the Registrable Securities required to be included on such Shelf Registration cannot be made (other than during a Permitted Suspension, as defined below) pursuant to the Shelf Registration (including, without limitation, because of a failure to keep the Shelf Registration effective, to disclose such information as is necessary for sales to be made pursuant to the Shelf Registration or to register sufficient shares of Common Stock for resale under the Registration Statement); THEN, as partial relief for the harm to any Holder by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to the Holders on a pro rata basis relative to the number of Registrable Securities held by each Holder (on an as-converted and as-exercised into Common Stock basis without regard to current exercisability or convertability) an aggregate

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amount in cash equal to twenty-five thousand dollars ($25,000) per month for each month in which the Shelf Registration is not filed, effective or available for sale, as the case may be, payable on the last business day of each such month, provided that such amount shall be increased to fifty thousand dollars ($50,000) upon the fourth full succeeding month, and for each full succeeding month thereafter, in which the Shelf Registration is not filed, effective or available for sale, as the case may be.

               (c) EXPENSES. The Company shall pay all expenses incurred in connection with the S-3 Registration Statement required pursuant to this Section 2.2, including without limitation all filing, registration and qualification, printers' and accounting fees and counsel for the Company (other than commissions or other amounts payable to brokers in connection with the sale of Registrable Securities by Holders pursuant to the Shelf Registration and the fees and disbursements of any one or more legal counsels to the Holders).

          2.3  PIGGYBACK REGISTRATIONS.

               (a) NOTICE OF COMPANY REGISTRATION. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but EXCLUDING the Shelf Registration and any registration statements relating to any employee benefit plan or a corporate reorganization or other transaction covered by Rule 145 promulgated under the Securities Act, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the resale of Registrable Securities) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. The Company shall have no obligation to include any Registrable Securities of a Holder in a registration statement under this Section 2.3 if, in the reasonable opinion of counsel to the Company delivered to such Holder, all such Registrable Securities proposed to be sold by such Holder may be sold in a three (3) month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act.

               (b) UNDERWRITING. If a registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities in such notice. In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the

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inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten and so notifies the Holders requesting inclusion of their Registrable Securities in such registration, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, FIRST, to the Company, SECOND to Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the number of Registrable Securities each such Holder has requested to be included in the registration, PROVIDED HOWEVER, that the right of the underwriters to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that the number of Registrable Securities included in any such registration is not reduced below twenty percent (20%) of the shares included in the registration. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice, given in accordance with Section 5.1 hereof, to the Company and the underwriter, delivered at least twenty (20) days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

               (c) EXPENSES. All expenses incurred in connection with a registration pursuant to this Section 2.3, including without limitation all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company (but excluding underwriters' and brokers' discounts and commissions and the fees and disbursements of legal counsel for the selling Holders, if any), shall be borne by the Company. Each Holder participating in a registration pursuant to this Section 2.3 shall bear such Holder's proportionate share (based on the number of shares sold by such Holder over the total number of shares included in such registration at the time it goes effective) of all discounts, commissions or other amounts payable to underwriters, brokers or legal counsel to the Holders in connection with such offering.

          2.4 OBLIGATIONS OF THE COMPANY. When required to effect the registration of any Registrable Securities pursuant to this Agreement, the Company shall keep each Holder participating in such registration advised in writing as to the initiation of each registration and as to the completion thereof, and shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective (such obligations to be in addition to any other requirements with respect to the filing and effectiveness of the Shelf Registration under Section 2.2 above);

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               (b)  Prepare and file with the SEC such amendments and
supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

               (c) Furnish to the Holders participating in such registration and the underwriters of the securities being registered such number of copies of the registration statement, preliminary prospectus, final prospectus, in conformity with the requirements of the Securities Act, and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

               (d) Use reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting hereby agrees to also enter into and perform its obligations under such an agreement;

               (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, subject to Section 2.5, at the request of any such Holder, prepare promptly and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

               (g) Make available for inspection by any Holder participating in such registration who is a Major Purchaser, any underwriter participating in any disposition pursuant to such registration, and any attorney or accountant retained by any such Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers and directors to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such registration statement; provided, however, that such Holder, underwriter, attorney or accountant shall execute a written agreement in favor of the Company obligating such person to hold in confidence and trust all information so provided; and

               (h) Furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters: (1) an

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opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and (2) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

          2.5 PERMITTED SUSPENSION. Notwithstanding any other provision of this Agreement, from and after the time a registration statement filed under this
Section 2 covering Registrable Securities is declared effective, the Company shall have the right to suspend the registration statement and the related prospectus in order to prevent premature disclosure of any material non-public information related to corporate developments by delivering notice of such suspension to the Holders (a "PERMITTED SUSPENSION"), PROVIDED, HOWEVER, that the Company may exercise the right to such Permitted Suspension only for an aggregate of thirty (30) days during any consecutive ninety (90) day period and only for an aggregate of sixty (60) days during any consecutive twelve (12) month period. From and after the date of a notice of a Permitted Suspension under this Section 2.5, each Holder agrees not to use the registration statement or the related prospectus for resale of any Registrable Security until the earlier of (1) notice from the Company that such suspension has been lifted, or
(2) the first day on which the length of such Permitted Suspension, when aggregated with prior Permitted Suspensions, exceeds either or both of the time limits referred to in the immediately preceding sentence.

          2.6 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2 and 2.3 hereof that each of the selling Holders shall furnish to the Company such information regarding itself, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

          2.7 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

          2.8 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Sections 2.2 or 2.3:

               (a) BY THE COMPANY. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the current and former partners, officers, directors and members of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, the "VIOLATIONS" and, individually, a "VIOLATION"):

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                    (1)  any untrue statement or alleged untrue statement of a material fact contained such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; or

                    (2) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                    (3) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement.

The Company will reimburse each such Holder, partner, officer, member or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, within one (1) month after a request for reimbursement has been received by the Company, in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, member, director, underwriter or controlling person of such Holder.

               (b) BY SELLING HOLDERS. To the extent permitted by law, each selling Holder will severally, but not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who have signed such registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors, members or officers or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, member, controlling person, underwriter or other such Holder, partner or director, member, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any violation of subsections 2.8(a)(1) and 2.8(a)(2) above, in each case to the extent (and only to the extent) that such violation occurs in reliance upon and in conformity with written information furnished by such Holder with respect to the Holder (and none other) for use in connection with such registration. Each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, member, controlling person, underwriter or other Holder, partner, officer, member, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action within one (1) month after a request for reimbursement has been received by the indemnifying Holder; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement

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is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and PROVIDED FURTHER, that the total amounts payable in indemnity by a Holder under this subsection 2.8(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

               (c) NOTICE. Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof. The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

               (d) DEFECT ELIMINATED IN FINAL PROSPECTUS. The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time such registration statement becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "FINAL PROSPECTUS"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

               (e)  CONTRIBUTION. If the indemnification provided for in this
Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by such indemnified party with respect to such loss, liability, claim, damage or expense in the proportion that is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In any such case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such

Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

               (f) SURVIVAL. The obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in the S-3 Registration Statement, and otherwise.

          2.9 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities that are inconsistent with, or prior in any respect to, the rights granted to the Holders herein.

     3.   PARTICIPATION RIGHTS.

          3.1 GENERAL. Each Purchaser and any party to whom such Purchaser's rights under this Section 3 have been duly assigned in accordance with subsection 4.1 hereof (EACH such Purchaser or assignee being hereinafter referred to as a "RIGHTS HOLDER") has the right to purchase such Rights Holder's Pro Rata Share (as defined below), of all (or any part) of any "New Securities" (as defined in Section 3.2 hereof) that the Company may from time to time issue after the Effective Date, PROVIDED, HOWEVER, such Rights Holder shall have no right to purchase any such New Securities if such Rights Holder cannot demonstrate to the Company's reasonable satisfaction that such Rights Holder is at the time of the proposed issuance of such New Securities an "accredited investor" as such term is defined in Regulation D under the Securities Act. A Rights Holder's "PRO RATA SHARE" for purposes of this participation right is the ratio of (a) the number of Registrable Securities as to which such Rights Holder is the Holder (and/or is deemed to be the Holder under subsection 2.1(d) hereof), to (b) a number of shares of Common Stock of the Company equal to the sum of (1) the total number of shares of Common Stock of the Company then outstanding, plus (2) the total number of shares of Common Stock of the Company into which all then outstanding shares of Preferred Stock of the Company are convertible (assuming for this purpose that shares of Series A-1 Preferred Stock are then fully convertible into Series A Preferred Stock), plus (3) the total number of shares of Common Stock of the Company subject to then outstanding options and warrants (including options and warrants exercisable for securities which are ultimately convertible into Common Stock); PROVIDED, HOWEVER, a Rights Holder's Pro Rata Share with respect to any offering of New Securities shall not exceed the Rights Holder's Pro Rata Share calculated as of the last date on which securities were issued under the Purchase Agreement.

          3.2 NEW SECURITIES. "NEW SECURITIES" shall mean any Common Stock or Preferred Stock of the Company, whether now authorized or not, and rights, options or warrants to purchase such Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Common Stock or Preferred Stock; PROVIDED, HOWEVER, that the term "New Securities" DOES NOT INCLUDE:

               (a) shares of Common Stock issued or issuable upon conversion of the outstanding shares of Preferred Stock, and shares of Series A Stock issued or issuable upon conversion of the Series A-1 Stock;

               (b) any shares of Common Stock or Preferred Stock (or options, warrants or rights therefor) granted or issued hereafter to employees, officers, directors, contractors, consultants or advisers to, the Company or any subsidiary pursuant to incentive agreements, stock purchase or stock option plans, stock bonuses or awards, warrants, contracts or other arrangements approved by the Board;

               (c) any shares of Common Stock or Preferred Stock (and/or options or warrants therefor) issued to parties that are strategic partners investing in connection with a commercial relationship with the Company under arrangements that are, in each case, approved by the Board;

               (d) shares of Common Stock or Preferred Stock issued pursuant to: (i) acquisitions of other corporations or entities by the Company by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other entity; provided that each such transaction or series of transactions has been approved by the Board, or (ii) purchases of less than a fifty percent (50%) equity ownership of other corporations or entities in connection with joint ventures or other strategic arrangements or other commercial relationships, provided such arrangements are approved in each case by the Board;

               (e) any shares of Series A Stock, Series A-1 Stock or Warrants issued under the Purchase Agreement;

               (f) shares of Common Stock or Preferred Stock issuable upon exercise of any options or warrants to purchase any securities of the Company outstanding as of the Effective Date and any securities issuable upon the conversion thereof;

               (g) shares of the Company's Common Stock or Preferred Stock issued in connection with any stock split or stock dividend or recapitalization; and

               (h) shares of the Company's Common Stock or Preferred Stock issued by the Company to the public pursuant to a registration statement filed under the Securities Act.

          3.3 PROCEDURES. In the event that the Company proposes to undertake an issuance of New Securities, it shall give to each Rights Holder a written notice of its intention to issue New Securities (the "NOTICE"), describing the type of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities given in accordance with Section
5.1 hereof. Each Rights Holder shall have twenty (20) days from the date such Notice is effective, as determined pursuant to Section 5.1 hereof based upon the manner or method of notice, to agree in writing to purchase such Rights Holder's Pro Rata Share of such New Securities for the price and upon the general terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased

(not to exceed such Rights Holder's Pro Rata Share). If any Rights Holder fails to so agree in writing within such twenty (20) day period to purchase such Rights Holder's full Pro Rata Share of an offering of New Securities (a "NONPURCHASING HOLDER"), then such Nonpurchasing Holder shall forfeit the right hereunder to purchase that part of his Pro Rata Share of such New Securities that he, she or it did not so agree to purchase and the Company shall promptly give each Rights Holder who has timely agreed to purchase his full Pro Rata Share of such offering of New Securities (a "PURCHASING HOLDER") written notice of the failure of any Nonpurchasing Holder to purchase such Nonpurchasing Holder's full Pro Rata Share of such offering of New Securities (the "OVERALLOTMENT NOTICE"). Each Purchasing Holder shall have a right of overallotment such that such Purchasing Holder may agree to purchase a portion of the Nonpurchasing Holders' unpurchased Pro Rata Shares of such offering on a pro rata basis according to the relative Pro Rata Shares of the Purchasing Holders, at any time within five (5) days after receiving the Overallotment Notice.

          3.4 FAILURE TO EXERCISE. In the event that any Rights Holder fails to exercise in full the participation right within such twenty (20) plus five (5) day period, then the Company shall have ninety (90) days thereafter to sell the New Securities with respect to which such Rights Holder's rights of first refusal hereunder were not exercised, at a price and upon general terms not materially more favorable to the purchasers thereof than specified in the Company's Notice to the Rights Holders. In the event that the Company has not issued and sold the New Securities within such ninety (90) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Rights Holders pursuant to this
Section 3.

          3.5 TERMINATION. The Company's obligations to provide the Notice under Section 3.3 and the Rights Holders' right to purchase their Pro Rata Share of New Securities under this Section 3 shall terminate upon (1) any reorganization, consolidation, merger or similar transaction or series of related transactions (each, a "COMBINATION TRANSACTION") in which the Company is a constituent corporation or is a party if, as a result of such combination transaction, the voting securities of the Company that are outstanding immediately prior to the consummation of such combination transaction (OTHER THAN any such securities that are held by an "Acquiring Stockholder", as defined below) do not represent, or are not converted into, securities of the surviving corporation of such combination transaction (or such surviving corporation's parent corporation if the surviving corporation is owned by the parent corporation) that, immediately after the consummation of such combination transaction, together possess at least a majority of the total voting power of all securities of such surviving corporation (or its parent corporation, if applicable) that are outstanding immediately after the consummation of such combination transaction, including securities of such surviving corporation (or its parent corporation, if applicable) that are held by the Acquiring Stockholder; or (2) a sale of all or substantially all of the assets of the Company, that is followed by the distribution of the proceeds to the Company's stockholders or (3) as to each Rights Holder, when such Rights Holder no longer holds any Registrable Securities. For purposes of this Section 3.5, an "ACQUIRING STOCKHOLDER" means a stockholder or stockholders of the Company that
(1) merges or combines with the Company in such combination transaction or (2) owns or controls a majority of another corporation that merges or combines with the Company in such combination transaction.

     4.   ASSIGNMENT AND AMENDMENT.

          4.1  ASSIGNMENT. Notwithstanding anything herein to the contrary:

               (a)  INFORMATION RIGHTS. The rights of a Major Purchaser under
Section 1 hereof may be assigned to a transferee or assignee in connection with any transfer or assignment of Series A Stock; PROVIDED, HOWEVER, that such transferee or assignee (i) is a subsidiary, affiliate or partner or limited liability company member of such Holder or Rights Holder (including spouses and ancestors, lineal descendants and siblings of any of the foregoing who acquire Registrable Securities by gift, will or intestate succession) or (ii) acquires from such party at least at least that minimum number of shares of Series A Stock described in Section 1 hereof necessary to qualify as a Major Purchaser.

               (b) REGISTRATION RIGHTS; PARTICIPATION RIGHTS. The registration rights of a Holder under Section 2 hereof and the participation right of a Rights Holder under Section 3 hereof may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by such party (including any transfer or assignment of Preferred Stock and/or Warrants or the MPLLC Warrant ultimately convertible or exercisable into Registrable Securities); PROVIDED, HOWEVER, that such transferee or assignee (i) is a subsidiary, affiliate or partner or limited liability company member of such Holder or Rights Holder (including spouses and ancestors, lineal descendants and siblings of any of the foregoing who acquire Registrable Securities by gift, will or intestate succession) or (ii) acquires from such party at least two hundred fifty thousand (250,000) shares of such Registrable Securities (as adjusted for any stock dividends paid in such Registrable Securities, and combinations, stock splits, recapitalizations and the like with respect to such Registrable Securities).

               (c) GENERAL. No transfer or assignment of information rights pursuant to Section 4.1(a), or of registration rights or participation rights pursuant to Section 4.1(b), shall be permitted or effective unless: (i) the Company is provided with written notice by the assigning or transferring party at the time of such assignment or transfer stating the name and address of the assignee or transferee and identifying the securities of the Company as to which the rights in question are being assigned or transferred, and (ii) such assignee or transferee agrees in writing to receive such assigned or transferred rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 4.1.

          4.2 AMENDMENT AND WAIVER OF RIGHTS. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Purchasers (and/or any of their permitted successors or assigns) holding at least a majority of all Registrable Securities then outstanding; PROVIDED, that solely for the purposes of amending or waiving the provisions of Section 2 hereof (and for no other purpose hereunder), MPLLC (and any of its permitted successors or assigns) shall be considered to be a Purchaser hereunder. Any amendment or waiver effected in accordance with this
Section 4.2 shall be binding upon each Purchaser, MPLLC, the Company, and their permitted successors and assigns.

          4.3 NEW PURCHASERS. Notwithstanding anything herein to the contrary, if pursuant to Section 1.6 of the Purchase Agreement, Additional Closing Purchasers (as defined in the Purchase Agreement) purchase Additional Closing Shares (as defined in the Purchase Agreement), then each such Additional Closing Purchaser shall become a party to this Agreement as a "Purchaser" hereunder, without the need of obtaining any consent, approval or signature of any Purchaser, when such Additional Closing Purchaser has both: (a) purchased Additional Closing Shares under the Purchase Agreement and paid the Company all consideration payable for such Additional Closing Shares and (b) executed one or more counterpart signature pages to this Agreement as a "Purchaser."

     5.   GENERAL PROVISIONS.

          5.1 NOTICES. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if deposited in the U.S. mail by registered or certified mail, return receipt requested, postage prepaid, as follows:

               (a)  if to the Company, at:

                    24/7 Real Media, Inc.
                    1250 Broadway
                    New York, NY 10001
                    Attn: General Counsel
                    Tel: (212) 231-7100
                    Fax: (212) 760-2800

               with a copy to:

                    Proskauer Rose LLP
                    1585 Broadway
                    New York, NY 10036
                    Attn: Ronald R. Papa, Esq.
                    Tel: (212) 969-3325
                    Fax: (212) 969-2900

               (b)  if to MPLLC at:

                    465 California Street, Suite 630
                    San Francisco, CA 94104
                    Attention: Joseph Waechter
                    Telephone: (415) 315-2025
                    Facsimile: (415) 391-3345

               with a copy to:

                    Fenwick & West LLP
                    Two Palo Alto Square
                    Palo Alto, CA 94306
                    Attention: David Michaels, Esq.
                    Telephone: (415) 875-2300

                    Facsimile: (415) 281-1350

               (c) if to any Purchaser, to such Purchaser's address listed on EXHIBIT A hereto.

Any party hereto (and such party's permitted successors, assigns or transferees) may by notice so given provide and change its address for future notices hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail in the manner set forth above.

          5.2 ENTIRE AGREEMENT. This Agreement and the documents referred to herein constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede any and all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

          5.3 GOVERNING LAW. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of New York as applied to contracts made and to be performed entirely within the State of New York.

          5.4 SEVERABILITY. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

          5.5 THIRD PARTIES. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

          5.6 SUCCESSORS AND ASSIGNS. Subject to the provisions of Section 4.1 hereof, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives.

          5.7 TITLES AND HEADINGS. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to "Sections," "subsections" and "exhibits" will mean "Sections," "subsections" and "exhibits" to this Agreement.

          5.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

          5.9 COSTS AND ATTORNEYS' FEES. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party's costs and attorneys' fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

          5.10 ADJUSTMENTS FOR STOCK SPLITS, ETC. Wherever in this Agreement there is a reference to a specific number of shares of Common Stock or Preferred Stock of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

          5.11 FURTHER ASSURANCES. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

          5.12 FACSIMILE SIGNATURES. This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

          5.13 RIGHTS OF HOLDERS. Each party to this Agreement shall have the absolute right to exercise or refrain from exercising any right or rights that such party may have by reason of this Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this Agreement, and such party shall not incur any liability to any other party or other Holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the parties hereto have executed this Investors' Rights Agreement as of the date and year first above written.

THE COMPANY:

24/7 REAL MEDIA, INC.

By:
     ------------------------------

Name:
      -----------------------------

Title:
      -----------------------------

THE PURCHASERS:


SUNRA CAPITAL HOLDINGS LIMITED

By:
     ------------------------------

Name: Joseph Waechter
      -----------------------------

Title: President
       ----------------------------

MPLLC:

MERCHANT PARTNERS LLC


By:
     ------------------------------

Name: Edward Hall
      -----------------------------

Title: Managing Partner
       ----------------------------

           [SIGNATURE PAGE TO 24/7 REAL MEDIA, INC. INVESTORS' RIGHTS
                                   AGREEMENT]

                                    EXHIBIT A

                               LIST OF PURCHASERS

SUNRA CAPITAL HOLDINGS LIMITED

465 California Street, Suite 630
San Francisco, CA 94104
Attention: Joseph Waechter
Telephone: (415) 315-2025
Facsimile: (415) 391-3345

A copy of any notice to Sunra shall be given to:

Fenwick & West LLP
Two Palo Alto Square
Palo Alto, CA 94036
Attn.: David Michaels
Tel:   (415) 875-2455
Fax:   (415) 281-1350